UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 27, 2009

AMERICAN BANCORP OF NEW JERSEY, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-51500	55-0897507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

365 Broad Street, Bloomfield, New Jersey 07003
(Address of Principal Executive Offices)

(973) 748-3600
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 27, 2009, American Bancorp of New Jersey, Inc. (the “Company”) announced results of elections made by its stockholders as to the form of merger consideration to be received in the merger of the Company with and into Investors Bancorp, Inc. (“Investors”). Under the terms of the Agreement and Plan of Merger, 65% of Company common shares are to be converted into Investors common stock and the remaining 35% will be converted into cash. Because the cash election option was oversubscribed by Company stockholders, stockholders who made a cash election for all or a portion of their shares of Company common stock will receive the cash consideration of $12.50 per share for approximately 39% of their cash election shares and will receive 0.9218 shares of Investors common stock per share for approximately 61% of their cash election shares. Company stockholders who elected stock or made no election will receive 0.9218 shares of Investors common stock for each of their Company shares.

The Company anticipates that the merger will close on May 31, 2009.

A press release announcing the merger consideration election is attached as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Exhibit

99	Press release dated May 27, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

American Bancorp of New Jersey, Inc.
(Registrant)

DATE: May 28, 2009	By:	/s/ Fred G. Kowal
Fred G. Kowal
President and Chief Operating Officer